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                                                            EXHIBIT NO. 99.8(k)

              MASTER CLASS R ADMINISTRATION AND SERVICE AGREEMENT

                     DATED AS OF THIS 1ST DAY OF APRIL 2005

                             EXHIBIT A, AS REVISED:

                July 26, 2005 (Addition of MFS Series Trust XII)

                             EXHIBIT C, AS REVISED:

                                 April 1, 2007
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                                                            AS OF APRIL 1, 2007

                                                                      EXHIBIT C

      SHARE CLASS                                                FEE
      -----------                                                ---
       Class R1                                                 0.35%
       Class R2                                                 0.25%
       Class R3                                                 0.15%
       Class R4                                                 0.15%
       Class R5                                                 0.10%